UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YRCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Treasury Equity Issuance

On June 30, 2020, YRC Worldwide Inc. (the “Company”) entered into a Share Issuance Agreement (the “Share Issuance Agreement”) with the United States Department of the Treasury (the “UST”), pursuant to which the Company has agreed to issue to the UST 15,943,753 shares of common stock (the “Treasury Equity” and such issuance, the “Treasury Equity Issuance”) in consideration for entry into certain loan agreements with the UST (the “UST loan agreements”). The Treasury Equity will be issued without stockholder approval in reliance on The Nasdaq Stock Market LLC Rule 5636T (the “Temporary COVID-19 Exception”) representing approximately 29.6% of the fully diluted common stock outstanding on a pro forma basis reflecting the US Treasury Equity Issuance. Stockholder approval would ordinarily be required under the Nasdaq rules but for the fact that the Company is relying on this temporary exception to stockholder approval, which has been approved by the Nasdaq Listing Qualifications Department. The Audit & Ethics Committee of the Board of Directors of the Company, which is comprised solely of independent, disinterested directors, expressly approved the Company’s reliance on the Temporary COVID-19 Exception and determined that the transaction is in the best interest of the Company’s stockholders. The Treasury Equity represents restricted securities, as defined in Rule 144, promulgated under the Securities Act of 1933, as amended, and will be sold without registration thereunder in reliance on the exemption from registration afforded by Section 4(a)(2) thereof.

The consummation of the Treasury Equity Issuance is conditioned upon, among other things, the execution of the UST loan agreements and the funding of at least $50 million thereunder.

There is no assurance that the proposed Treasury Equity Issuance will be completed on the terms described herein or at all or when it may be completed. The UST loan agreements are still being negotiated and the terms thereof have not been finalized at this time. There can be no assurance that such financing will be completed, if it all, or when it may be completed.

A copy of the Share Issuance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Share Issuance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Issuance Agreement.

Voting Trust Agreement

The Share Issuance Agreement contemplates that, among other things, the Treasury Equity will be delivered to a voting trust (the “Voting Trust”) for the benefit of the UST pursuant to a voting trust agreement (the “Voting Trust Agreement”). The Voting Trust Agreement will provide that (a) subject to certain exceptions, all shares of the Company’s common stock beneficially owned by the UST shall be voted in the same proportion as all other shares of the Company’s common stock are voted (other than any shares voted by or at the direction of any beneficial owner of more than 10% of the common stock) with respect to all matters to come before the Company’s stockholders; (b) prior to one year after the date of the Voting Trust Agreement, the trustee may not transfer any Treasury Equity to any person, except (i) with the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), (ii) in connection with a transaction previously approved by Company’s stockholders or (iii) to any other United States federal governmental authority that agrees, as a condition to the effectiveness of such transfer, to be bound by all of the terms and conditions of the Voting Trust Agreement; and (d) after the one-year date of the Voting Trust Agreement, the trustee may not transfer any Treasury Equity to any person, except (i) to any person that, following such transfer, would beneficially own no more than 19.99% of the shares of the Company’s common stock (subject to certain exceptions), (ii) to any person as previously approved by the Company’s stockholders or (iii) to any other United States federal governmental authority that agrees, as a condition to the effectiveness of such transfer, to be bound by all of the terms and conditions of the Voting Trust Agreement.

Registration Rights Agreement

The Share Issuance Agreement contemplates that, among other things, the company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the UST, which will provide registration rights with respect to the Treasury Equity.

Item 3.02	Unregistered Sales of Equity Securities.

The information described in Item 1.01 under the caption “Treasury Equity Issuance” is incorporated herein by reference to the extent responsive to Item 3.02.

Item 8.01	Other Events

On July 1, 2020, the Company issued a press release with respect to the Treasury Equity Issuance. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report and the press release incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “look forward,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond the Company’s control. The Company’s future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) the Company’s ability to secure final loan agreements with the UST or final amendments with the Company’s existing lenders generally or on commercially reasonable terms; the Company’s ability to generate sufficient liquidity to satisfy the Company’s cash needs and future cash commitments, including (without limitation) the impact of COVID-19 on the Company’s results of operations, financial condition and cash flows; general economic factors and transportation industry-specific economic conditions, including the impact of COVID-19; the Company’s obligations related to its indebtedness and lease and pension funding requirements, and the Company’s ability to achieve increased cash flows through improvement in operations; the Company’s failure to comply with the covenants in the documents governing its existing and future indebtedness; customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if the Company’s relationship with its employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to the Company’s self-insurance claims expenses; the Company’s ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; the Company’s ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to the Company’s operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which the Company is or may become exposed; failure to realize the expected benefits and costs savings from the Company’s performance and operational improvement initiatives; the Company’s ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; the Company’s dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which the Company bases its fuel surcharge and the effectiveness of its fuel surcharge program in protecting it against fuel price volatility; limitations on the Company’s operations, the Company’s financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing the Company’s existing and future indebtedness; fluctuations in the price of the Company’s common stock; dilution from future issuances of the Company’s common stock; the Company’s intention not to pay dividends on its common stock; that the Company has the ability to issue preferred stock that may adversely affect the rights of holders of its common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in the Company’s reports filed with the Securities and Exchange Commission, including those described under “Risk Factors” in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Issuance Agreement, June 30, 2020, between the Company and the United States Department of the Treasury.

99.1	Press Release dated July 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Jamie G. Pierson
Chief Financial Officer

Date: July 7, 2020